Exhibit 21.1
SUBSIDIARIES OF HOLLYWOOD MEDIA CORP.

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION

Baseline Acquisitions Corp.	Delaware

Baseline, Inc.	Delaware

Big Online, Inc.	Florida

Broadway.com, Inc.	Delaware

Cinemasonline Limited	UK

Cinemasource UK Limited	UK

Fedora, Inc.	Iowa

Hollywood.com, Inc.	California

Hollywood.com International, Inc.	Delaware

Hollywood Fan Sites, Inc.	Delaware

Hollywood.fr SARL	France

Hollywood Services, Inc.	Delaware

Hollywood Wrestling Venture LLC	Delaware

Independent Hollywood, Inc.	Delaware

NetCo Partners (1)	Florida

Showtimes.com, Inc.	Delaware

Studio Systems Inc.	Delaware

Spring Leisure Limited	UK

Tekno Books (2)	Florida

Tekno Books International, LLC	Wisconsin

Tekno Comix, Inc.	Florida

Theatre.com UK Limited	UK

Theatre Direct NY, Inc.	Delaware

Totally Hollywood TV, LLC	Delaware

UK Theatres Online Limited	UK

www.Co.UK Limited	UK
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     (1) NetCo Partners is a general partnership, formed under the laws of the State of Florida, in which Hollywood Media has a 50% partnership interest.
     (2) Tekno Books is a general partnership, formed under the laws of the State of Florida, in which Hollywood Media has a 51% partnership interest.